Exhibit 99.1

FOR IMMEDIATE RELEASE

STAMFORD INDUSTRIAL GROUP ANNOUNCES RECORD REVENUES FOR 2007

•	Full Year Revenues of $110.7 Million; Up 29% From 2006
•	Full Year Diluted Earnings Per Share of $0.06; $0.14 Per Share Before Non-Cash Items

Stamford, CT, March 17, 2008 — Stamford Industrial Group, Inc. (OTC: STMF.PK. “SIG” or the “Company”), announced today financial results for the fourth quarter and year ended December 31, 2007.

Fourth Quarter Consolidated and Combined Results

Consolidated revenue was $26.4 million, an increase of 6.0% or $1.5 million for the fourth quarter ended December 31, 2007, compared to $24.9 million for the fourth quarter ended December 31, 2006. The increase of $1.5 million is primarily due to higher sales volume due to increased demand for our products across various markets.

The Company’s consolidated gross profit margin was $3.0 million or 11.3% for the fourth quarter ended December 31, 2007, compared to $4.7 million or 18.8% for the gross margin for the fourth quarter ended December 31, 2006. Our gross profit margin percentage decreased due to significantly higher material costs, increased labor and manufacturing overhead costs associated with the ramp-up of our Essington, PA manufacturing facility, partially offset by sales volume.

The Company’s consolidated operating expenses decreased to 8.7% of revenue or $2.3 million for the fourth quarter ended December 31, 2007 compared to 14.0% or $3.5 million for the fourth quarter ended December 31, 2006. The 34.3% decrease reflects a non-recurring reduction in employee incentive compensation of $0.8 million related to stock option modifications and non-cash related party stock compensation expense of $0.4 million.

Adjusted EBITDA Results

Earnings before interest, taxes, depreciation and amortization, deferred stock-based compensation, incentive compensation, other expense and related party stock and cash fees (“Adjusted EBITDA”) for the fourth quarter ended December 31, 2007 decreased by 50% to $1.1 million compared to combined Adjusted EBITDA of $2.2 million for fourth quarter ended December 31, 2006. The decrease in Adjusted EBITDA is due to the reduction in gross profit as mentioned above. Within this press release is a reconciliation of net income as reported to Adjusted EBITDA.

Stamford Industrial Group’s Chief Executive Officer Al Weggeman commented, “We experienced strong revenue growth in the fourth quarter and for the full 2007 year across all of our end-markets. We continued to see strength in the global industrial and commercial construction markets, particularly in the aerial work platform and crane segments.

“In the fourth quarter 2007, however, we experienced significantly higher raw material costs and under absorbed fixed costs at the Essington, PA facility due to the continued ramp-up of this facility resulting in a 6.5 percentage point gross profit margin decrease on a fourth quarter over third quarter basis.  In regards to the Essington PA facility we have achieved another key milestone with two full time shifts in operation and we are in the process of establishing a third shift in an effort to ramp-up its volume and leverage its fixed cost structure. Overall the execution of our business plan remains on course, and I am pleased with our team’s effort in increasing revenue growth and operating results in 2007. In 2008, we will continue to focus on, among other opportunities: increasing penetration into new end markets, sourcing cost effective raw materials, increasing the utilization of our Essington, PA facility, and executing cost reduction initiatives in an effort to improve operational performance. Notwithstanding our efforts to reduce overall costs, the Company expects to pass higher material costs onto its customers on an as needed basis.

“With respect to our acquisition plan we remain optimistic. We continue to see a strong flow of acquisition targets and have recently seen deal multiple expectations begin to move lower. Our acquisition program remains focused on building a diversified industrial growth company providing engineered products and solutions for global niche markets.

“In 2008, we anticipate seeking stockholder approval for a reverse split of our common stock in connection with our effort to obtain a listing on The American Stock Exchange. Although we believe that the reverse stock split may increase the liquidity and marketability of our common stock, there can be no assurance that such objectives will be achieved or that we will obtain and maintain the listing of our common stock on the AMEX”.

Cash Flow

Cash provided by operating activities was $5.3 million for the fourth quarter ended December 31, 2007, reflecting net income of $0.4 million, depreciation and amortization of $0.6 million, a one time non-cash benefit from stock option modifications of $0.3 million, related party stock compensation of $0.1 million, and change in working capital of $4.5 million.

Free cash flow, defined as net cash provided by operating activities less capital expenditures, was $4.7 million.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(in thousands - unaudited)

Three Months Ended
December 31, 2007
Net cash provided by operating activities	$5,324
Less: Capital expenditures - One-time Infrastructure	$(308)
Less: Capital expenditures - Maintenance	$(294)
Free Cash flow	$4,722

Free cash flow, which represents net cash provided by operating activities less capital expenditures, is presented in the earnings release because management believes that free cash flow is a common alternative to measure liquidity. With the exception of our new Essington, PA manufacturing facility and the Company’s corporate office, management considers the purchase of property and equipment to be a normal and recurring expenditure. By deducting the purchase of property and equipment from net cash provided by operations, management believes this measure of free cash flow provides a more thorough measurement of operating cash flow. We cannot assure you that this measure is comparable to similarly titled measures presented by other companies.

Year to Date Consolidated and Combined Results

Consolidated revenue was $110.7 million, an increase of 29.2% or $25.0 million for the year ended December 31, 2007, compared to $85.7 million for the year ended December 31, 2006. The increase of $25 million is primarily due to higher sales volume due to increased demand for our products of $21.5 million, new customers within the aircraft equipment and construction markets of $1.1 million, an increase in scrap metal sales of $2.4 million and price increases.

The Company’s consolidated gross profit margin dollars increased to $17.8 million or 16.1% for the year ended December 31, 2007, compared to $17.6 million or 20.5% for the year ended December 31, 2006. The 21.5% decrease in gross margin percentage is primarily due to an increase in the cost for raw material, an increase in labor and manufacturing overhead costs associated with the ramp-up of our Essington, PA manufacturing facility, an increase in repairs and maintenance costs and additional outside fabrication costs and a one-time increase in scrap related to lean manufacturing initiatives offset by sales volume and price increases.

The Company’s consolidated operating expenses decreased to 10.7% of revenue or $11.8 million for the year ended December 31, 2007, compared to 16.5% or $14.1 million for the year ended December 31, 2006. The 16.3% decrease in cost reflects:

Non-Cash Items:

•	non-cash related party stock compensation expense of $7.1 million, offset by;
•	non-cash stock compensation expenses of $1.3 million; and
•	depreciation and amortization of intangible assets of $0.9 million;

Cash Items:
•	professional fees of $1.0 million related to audit fees, legal fees and lean manufacturing implementation costs; and
•	reporting and other general expenses of $0.5 million; and
•	employee related expenses of $0.4 million; and
•	related party cash expense of $0.4 million related service fees; and
•	first year implementation costs of Sarbanes-Oxley of $0.2 million; and
•	freight cost of $0.1 million related to increased revenues.

Adjusted EBITDA Results

Earnings before interest, taxes, depreciation and amortization, deferred stock-based compensation, incentive compensation, other expense and related party stock and cash fees (‘‘Adjusted EBITDA’’) for the year ended December 31, 2007, decreased by 15.9% to $10.6 million compared to combined Adjusted EBITDA $12.6 million for the year ended December 31, 2006. The decrease in Adjusted EBITDA is primarily the result of an increase in corporate overhead costs in 2007 as compared to limited corporate operations in 2006. Within this press release is a reconciliation of net income as reported to Adjusted EBITDA.

Cash Flow

Cash provided by operating activities was $5.9 million for the year ended December 31, 2007, reflecting net income of $3.0 million, depreciation and amortization of $1.8 million, non-cash deferred stock-based compensation expenses of $1.8 million offset by the impact of changes in working capital of $0.7 million.

Free cash flow, defined as net cash provided by operating activities less capital expenditures, was $0.5 million.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(in thousands - unaudited)

Year Ended
December 31, 2007
Net cash provided by operating activities	$5,907
Less: Capital expenditures - One-time Infrastructure	$(4,166)
Less: Capital expenditures - Maintenance	$(1,255)
Free Cash flow	$486

Free cash flow, which represents net cash provided by operating activities less capital expenditures, is presented in the earnings release because management believes that free cash flow is a common alternative to measure liquidity. By deducting the purchase of property and equipment from net cash provided by operations, management believes this measure of free cash flow provides a more thorough measurement of operating cash flow.

Balance Sheet

As of December 31, 2007, the Company reported:

•
Total debt (short-term, current portion and long-term) was $30.8 million at December 31, 2007 compared to $33.8 million at December 31, 2006. The decrease in debt is due to payments on long-term debt of $5.0 million offset by additional borrowings from the Company’s line of credit facility of $2.0 million to purchase fixed assets.

Net Operating Loss Carryforwards

The Company estimates that it presently has available approximately $122 million of federal net operating loss carryforwards for federal income tax purposes assuming compliance with the provisions of Section 382 of the Internal Revenue Code.

Guidance

The Company anticipates full year 2008 financial performance as follows:

•	Revenues of approximately $114 to $120 million, representing approximately 4 to 9% growth from 2007, with diluted earnings per share of approximately $0.06 to $0.08.

•	Capital expenditures for the full year 2008 are anticipated to be approximately $1.1 million.

•
Diluted earnings per share before non-cash expenses is approximately $0.13 to $0.15 per share, which excludes non-cash expense items of approximately $3.8 million or $0.7 per share. Below is a reconciliation of the 2008 diluted earnings per share to the 2008 diluted earnings per share before non-cash expenses.

Reconciliation of GAAP EPS to Non-GAAP EPS
(unaudited)

					December 31, 2007
	2008 Projected		2007 Projected		Year Ended
	( in millions)	(per share Diluted)	( in millions)	(per share Diluted)	(in millions)	(per share Diluted)
Net income - Diluted EPS	$3.9	$0.06 - 0.08	$2.0	$0.03 - 0.05	$3.0	$0.06

Deferred stock compensation expense	1.2	0.02	2.3	0.06	1.7	0.03
Depreciation and amortization expense	2.0	0.04	2.0	0.03	1.8	0.04
Related party stock expense	0.6	0.01	0.4	0.01	0.5	0.01
Total non-cash expenses:	$3.8	$0.07	$4.7	$0.10	$4.0	$0.08

Net income - Diluted EPS before non-cash expenses	$7.7	$0.13 - 0.15	$6.7	$0.13 - 0.15	$7.0	$0.14

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company also believes that presentation of certain non-GAAP measures, i.e., EBITDA, Adjusted EBITDA, Free Cash Flow and EPS before non-cash expenses, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.

Conference Call Scheduled For March 17, 2008, At 5:30 P.M. (Eastern)

The Company will host a conference call on Monday, March 17th at 5:30 p.m. Eastern. The call will compare Stamford Industrial Group’s consolidated results for the fourth quarter and year ended December 31, 2007 to the combined results of operations for the fourth quarter and year ended December 31, 2006 of the Company and the Predecessor. The conference call will be followed by a question-and-answer session. To participate in this call, dial (866) 901-2585 any time after 5:20 p.m. Eastern. International callers should dial (404) 835-7099.

About Stamford Industrial Group, Inc.

Stamford Industrial Group, Inc. is working to build a diversified global industrial manufacturing group through organic and acquisition growth initiatives that will complement and diversify existing business lines. Concord Steel, Inc., a wholly owned subsidiary of Stamford Industrial Group, acquired in October 2006, is a leading independent manufacturer of steel counter-weights and structural weldments that are incorporated into a variety of industrial equipment, including aerial work platforms, cranes, elevators and material handling equipment. Because Stamford Industrial Group had no operations at the time of the Concord Steel acquisition, Concord Steel is considered to be the “Predecessor” of  Stamford Industrial Group for accounting purposes. We have therefore compared Stamford Industrial Group’s consolidated results for the fourth quarter and year ended December 31, 2007 to the Combined results of operations for the fourth quarter and year ended December 31, 2006 of Stamford Industrial Group and Concord Steel.

Additional information about Stamford Industrial Group, Inc. can be found at http://www.Stamfordig.com.

Forward-looking Statements

This press release includes “forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by the Company to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of its control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. The Company may use words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including the Company's latest annual report on Form 10-K and most recently filed Forms 8-K and 10-Q, which may be obtained at our web site at http://www.stamfordig.com or the Securities and Exchange Commission’s web site at http://www.sec.gov.

For more information, contact:
Albert W. Weggeman, CEO
(203) 428-2200
AWeggeman@Stamfordig.com

Jonathan LaBarre, CFO
(203) 428-2200
JLaBarre@Stamfordig.com

- Tables follow -

STAMFORD INDUSTRIAL GROUP, INC.
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Stamford Industrial Group Three Months Ended December 31, 2007	Stamford Industrial Group Three Months Ended December 31, 2006	Predecessor Company (1) October 1, 2006 to October 3, 2006	Combined

Revenues:
Product	$26,361	$24,058	$887	$24,945
Total revenues	26,361	24,058	887	24,945
Cost of revenues:
Product	23,386	19,801	484	20,285
Total cost of revenues	23,386	19,801	484	20,285
Gross margin	2,975	4,257	403	4,660
Operating expenses:
Sales and marketing	272	322	7	329
General and administrative	1,910	3,048	33	3,081
Related party stock compensation	113	96	—	96
Total operating expenses	2,295	3,466	40	3,506

(Loss) income from operations	680	791	363	1,154

Other income (expense):
Interest income	-	47	—	47
Interest expense	(756)	(736)	(44)	(780)
Other expense	2	92	(1,423)	(1,331)
Total other income (expense), net	(754)	(597)	(1,467)	(2,064)

(Loss) income before taxes	(74)	194	(1,104)	(910)

(Benefit) provision for income taxes	(433)	223	(1)	222
Net income (loss)	$359	$(29)	$(1,103)	$(1,132)

Basic net income (loss) per share	$0.01	$(0.00)
Shares used in basic calculation	41,801	29,908

Diluted net income (loss) per share	$0.01	$(0.00)
Shares used in diluted calculation	47,660	29,908

(1) Because the Company had no operations at the time of the Concord Steel acquisition, Concord Steel is considered to be the “Predecessor” of the Company for accounting purposes and, therefore relevant prior year financial information regarding the Predecessor has been presented herein.

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STAMFORD INDUSTRIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Stamford Industrial Group Year Ended December 31, 2007	Stamford Industrial Group Year Ended December 31, 2006	Predecessor Company (1) January 1, 2006 to October 3, 2006	Combined

Revenues:
Product	$110,743	$24,058	$61,625	$85,683
Service, maintenance and royalty	—	20	—	20
Total revenues	110,743	24,078	61,625	85,703
Cost of revenues:
Product	92,926	19,801	48,351	68,152
Total cost of revenues	92,926	19,801	48,351	68,152
Gross margin	17,817	4,277	13,274	17,551
Operating expenses:
Sales and marketing	1,315	322	912	1,234
General and administrative	9,938	3,616	1,597	5,213
Related party stock compensation	507	7,638	—	7,638
Total operating expenses	11,760	11,576	2,509	14,085

Income (loss) from operations	6,057	(7,299)	10,765	3,466

Other income (expense):
Interest income	6	566	—	566
Interest expense	(2,691)	(775)	(507)	(1,282)
Other expense	(137)	(22)	(3,536)	(3,558)
Total other income (expense), net	(2,822)	(231)	(4,043)	(4,274)

Income (loss) before taxes	3,235	(7,530)	6,722	(808)

Provision for income taxes	203	223	211	434
Net income (loss)	$3,032	$(7,753)	$6,511	$(1,242)

Basic net income (loss) per share	$0.07	$(0.24)
Shares used in basic calculation	41,749	32,577

Diluted net income (loss) per share	$0.06	$(0.24)
Shares used in diluted calculation	47,647	32,577

(1) Because the Company had no operations at the time of the Concord Steel acquisition, Concord Steel is considered to be the “Predecessor” of the Company for accounting purposes and, therefore relevant prior year financial information regarding the Predecessor has been presented herein.

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STAMFORD INDUSTRIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$1,236	$3,703
Accounts receivable, net	8,341	9,276
Inventories	13,825	14,094
Deferred tax asset	2,684	2,684
Prepaid expenses and other current assets	496	561
Total current assets	26,582	30,318

Property, plant and equipment, net	8,608	3,773

Deferred financing costs, net	645	797
Intangible assets, net	20,524	21,572
Deferred tax asset	5,368	5,368
Other assets	210	297
Total assets	$61,937	$62,125

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$5,286	$3,286
Current portion of long-term debt	4,000	3,500
Accounts payable	7,768	9,596
Accrued expenses and other liabilities	2,815	2,890
Income taxes payable	—	176
Total current liabilities	19,869	19,448

Long-term debt, less current portion	21,533	27,033
Other long-term liabilities	889	139
Total liabilities	42,291	46,620

Stockholders’ equity:
Preferred stock — $.0001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock — $.0001 par value; 100,000 shares authorized; 41,801 and 41,676 shares issued and outstanding at December 31, 2007 and 2006, respectively	3	3
Additional paid-in capital	246,346	245,237
Accumulated deficit	(226,703)	(229,735)
Total stockholders’ equity	19,646	15,505
Total liabilities and stockholders’ equity	$61,937	$62,125

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STAMFORD INDUSTRIAL GROUP, INC.
Reconciliation of Net Income as Reported to Adjusted EBITDA (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended
	December 31, 2007	December 31, 2006	Predecessor Company October 1, 2006 to October 3, 2006	Combined

Net income (loss)	$359	$(29)	$(1,103)	$(1,132)
Taxes	(433)	223	(1)	222
Interest expense (income), net	756	689	44	733
Other expense	(2)	(92)	1,423	1,331
Income (loss) from operations	680	791	363	1,154
Depreciation - CGS	193	66	(34)	32
Depreciation - Admin	101	5	36	41
Amortization	300	277	3	280
EBITDA	1,274	1,139	368	1,507
Stock compensation	(336)	308	—	308
Incentive compensation	(125)	202	—	202
Related party stock compensation	113	96	—	96
Related party consulting fee	125	125	—	125
Adjusted EBITDA	1,051	1,870	368	2,238

Adjusted EBITDA basic per share	$0.03	$0.05
Shares used in basic calculation	41,801	41,019

Adjusted EBITDA diluted per share	$0.02	$0.05
Shares used in diluted calculation	47,660	41,019

EBITDA, represents earnings before interest, taxes, depreciation and amortization and other special items. Adjusted EBITDA includes EBITDA and additonal non-cash items of deferred stock-based compensation, incentive compensation, Kanders & Company stock and cash fees and excludes amortization of certain tax deductible intangibles, a portion or all of which are not being amortized for book purposes. Adjusted EBITDA is presented in the earnings release because management believes that Adjusted EBITDA, as defined above, is a common alternative to measure value and performance. We cannot assure you that this measure is comparable to similarly titled measures presented by other companies.

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STAMFORD INDUSTRIAL GROUP, INC.
Reconciliation of Net Income as Reported to Adjusted EBITDA (UNAUDITED)
(in thousands, except per share amounts)

	Year Ended
	December 31, 2007	December 31, 2006	Predecessor Company January 1, 2006 to October 3, 2006	Combined

Net income (loss)	$3,032	$(7,753)	$6,511	$(1,242)
Taxes	203	223	211	434
Interest expense (income), net	2,685	209	507	716
Other expense	137	22	3,536	3,558
Income (loss) from operations	6,057	(7,299)	10,765	3,466
Depreciation - CGS	434	66	383	449
Depreciation - Admin	152	5	36	41
Amortization	1,200	320	3	323
EBITDA	7,843	(6,908)	11,187	4,279
Stock compensation	1,665	385	—	385
Incentive compensation	118	202	—	202
Related party stock compensation	507	7,638	—	7,638
Related party consulting fee	500	125	—	125
Adjusted EBITDA	10,633	1,442	11,187	12,629

Adjusted EBITDA basic per share	$0.25	$0.04
Shares used in basic calculation	41,749	32,577

Adjusted EBITDA diluted per share	$0.22	$0.04
Shares used in diluted calculation	47,647	32,577

EBITDA, represents earnings before interest, taxes, depreciation and amortization and other special items. Adjusted EBITDA includes EBITDA and additonal non-cash items of deferred stock-based compensation, incentive compensation, Kanders & Company stock and cash fees and excludes amortization of certain tax deductible intangibles, a portion or all of which are not being amortized for book purposes. Adjusted EBITDA is presented in the earnings release because management believes that Adjusted EBITDA, as defined above, is a common alternative to measure value and performance. We cannot assure you that this measure is comparable to similarly titled measures presented by other companies.